Exhibit 10.2

REAL ESTATE MORTGAGE

THIS REAL ESTATE MORTGAGE (“Mortgage”) is given on the 9th day of November, 2005 by GERM USA CORPORATIONS (“Borrower”), whose address is 19020 State Road 1, Spencerville, IN 46877 to Taylor Ventures, LLC (“Lender”), whose address is 13212 Denton Hill, Fort Wayne, iN 46845. Borrower owes Lender the principal sum of Three Hundred Thousand Dollars ($300,000.00). This debt is evidenced by Borrower’s obligations in accordance with a Memorandum of Understanding between the parties hereto dated 11-9, 2005 (“Note”), which provides for payment in full on or before Nov. 8th, 2008. This Mortgage secures to lender: (a) the repayment of the note, with interest, and all renewals, extensions, and modifications of the note; (b) the payment of all other sums advanced under thus Mortgage, with interest; (c) the performance of Borrower’s covenants and agreements under this Mortgage and the Note; and (if Borrower initials here ____________) (d) future obligations of Borrower’s to lender, and future advances by lender to Borrower, in a total principal amount not to exceed $300,000.00. For these purposes, Borrower mortgages and warrants to Lender, and to lender’s successors and assigns, the following described real estate (“Real Estate”) located in Allen County, Indiana:

Lots numbered 36, 37, 38, 39, 84, 85, 86 and 87 Hamilton’s Second Addition to the City of Fort Wayne, according to the plat thereof, as recorded in Deed Record 31, pages 250-251 and the vacated alley lying between Lots numbered 36 through 39 and Lots Numbered 84 through 87, as vacated by Declaratory Resolution No. 240-1912.

TOGETHER WITH (a) all improvements, replacements, additions, and fixtures on the Real Estate, and (b) all easements, rights appurtenances, rents, royalties, mineral, oil and gas rights and profits, water rights, growing crops, and timber relating to the Real Estate, all of which referred to collectively as “additions,” in each case as any of them now exist or may be made, erected, attached, or acquired in the future. The Real Estate and its Additions are called the “Property.”

The address of the Property is 315 E. Wallace Street, Fort Wayne, Indiana (“Property Address”).

COVENANTS OF PARTIES. Borrower and Lender covenant and agree as follows:

1.           BORROWER’S COVENANTS AND WARRANTIES REGARDING REAL ESTATE. Borrower covenants and warrants to lender that, as to the Property existing at the time of the execution of this Mortgage, Borrower is lawfully seized of the estate conveyed by this Mortgage, that Borrower has the right to mortgage and grant the Property, that Borrower has good and marketable title to the Property, and that the Property is unencumbered, except for encumbrances of record, and such other encumbrances described in a notice given by Borrower to lender (“Encumbrances”). Borrower warrants and will defend the title to the Property against all claims and demands, subject to the Encumbrances.

2.           SECURITY INTEREST IN FIXTURES. Borrower grants Lender a security interest in any fixtures now or later attached to the Real Estate. Borrower authorizes Lender, at Borrower’s expense and on Borrower’s behalf, to execute and file a financing statement or statements in each public office deemed necessary by Lender to perfect its security interest in such fixtures.

3.          PAYMENT OF NOTE. Borrower shall pay, when due, all sums payable under the Note, including (but not being limited to) principal, interest, late charges, and prepayment penalty or premium.

4.          ESCROW FOR TAXES, ASSESSMENTS, AND INSURANCE. If Borrower initials here _______________, or if Lender gives notice under section 4.7, Borrower shall begin and then continue, to make payments for escrow items as provided in this Section 4.

4.1        Borrower shall pay to Lender, at the same time monthly or periodic payments are due on the Note, a sum estimated by Lender (based on current date and reasonable estimates of future escrow items) to be sufficient to pay, when due, the following items (called “escrow items”):

4.1.1.	Real Estate taxes and assessments on the Property; and

4.1.2.	Hazard insurance premiums.

4.2          Lender shall deposit all sums so paid into an account in an institution (which may include Lender) whose deposits are insured or guaranteed by a federal or state agency. The account shall clearly show that it is an escrow account for Borrower’s escrow items. Lender shall apply the escrow account for the payment of escrow items. If the escrow account is not sufficient, Borrower shall pay to Lender the deficiency in one or more payments as Lender may require.

4.3          If the escrow account, together with future payments into it be made by Borrower, is likely in Lender’s reasonable estimation to exceed 120% of the amount needed to pay escrow items when due, the excess in the account shall be promptly either (a) credited to adjust payments for escrow items, or (b) repaid to Borrower, as Borrower may elect.

4.4          Unless Lender agrees or applicable law requires, lender shall not be obligated to pay or credit Borrower with any interest on sums Borrower has paid under this Section 4. However, Lender may deposit sums in the escrow account to earn interest. If interest is so earned, Lender may retain interest earnings as compensation for administrative expenses incurred in making the deposit, and Borrower shall have no right to such earnings.

4.5          Lender may not make any additional changes for holding or applying such escrowed sums, for analyzing or verifying an account of them, or for performing any other administrative act in relation to them.

4.6          When all sums secured by this Mortgage have been paid in full, Lender shall promptly refund to Borrower all sums remaining in Borrower’s escrow account. If, however, lender exercises a remedy available under this Mortgage for default of Borrower, Lender need not refund to Borrower, but instead may apply such sums as credit against sums secured by this Mortgage.

4.7          If an Event of Default (as defined) in section 17.1 occurs, Lender may require Borrower to make payment for escrow items described in section 4. In such event, Lender shall give at least 15 days notice to Borrower that such payment will be required. The notice shall specify the amount of the payment, and the date the first payment is to be made.

4.8          The remedy provided to Lender to section 4.7 is not exclusive, and is available to Lender in addition to the other remedies described in section 17.3.

5.            APPLICATIONS OF SUMS. Unless applicable law or other provisions of this Mortgage or the Note provide otherwise, all payments received by Lender shall be applied in the following order: first, to costs incurred by Lender as a result of Borrower’s default under this Mortgage or the Note; second, to late charges; third, to prepayment premium or charge; fourth, to payments for escrow items pursuant to section 4; fifth, to interest, and last, to principal; in each case, when due.

6.	PAYMENT OF PRIOR LIENS.

6.1          Taxes, assessments, liens (and any obligations secured by them), and other charges, however called, that pertain to the Property and that may attain priority over, or otherwise adversely affect, this Mortgage or its lien are included within the term “Prior Lien.” Borrower shall pay and perform all obligations related to each Prior Lien (except a Prior Lien for which Borrower makes payments for escrow items pursuant to section 4) on time and directly to the person owed payment. If requested by Lender, Borrower shall promptly give Lender receipts or other evidence of Borrower’s payment. Borrower shall promptly give Lender all notices as to each Prior Lien Borrower receives.

6.2          Borrower need not pay any Prior Lien (or make payments pursuant to section 4 for any Prior Lien) IF, and only IF;

6.2.1     Borrower, in good faith, contests the Prior Lien, or defends against enforcement of it, in legal or equitable proceedings that in Lender’s opinion operate to prevent enforcement of the Prior Lien or any taking of all or part of the Property to the detriment of this Mortgage or its liens;

6.2.2.   Borrower obtains from the holder of a Prior Lien a subordination of the Prior Lien to this Mortgage of its lien, all inform and manner satisfactorily to Lender, or

6.2.3.	Borrower makes other arrangement(s) to the satisfaction of Lender.

6.3          If Lender determines that the Property (or any part of its) is subject to a Prior Lien, Lender may give Borrower written notice of the Prior Lien, with sufficient detail to enable Borrower to identify it. Within ten days after the giving of notice, Borrower will either pay the Prior Lien or take other action in the manner specified in sections 6.2.1., 6.2.2., or 6.2.3.

7.	HAZARD INSURANCE.

7.1          Buyer shall keep the Property insured against loss by fire, by hazards included within the terms “extended coverage” of policies, and by any other hazards for which lender reasonably requires insurance. The policy or policies providing insurance shall be in amounts and for periods that Lender reasonably requires, shall include a standard mortgage clause, and shall be issued by insurance carrier(s) chosen by Borrower, but approved by Lender, who shall not unreasonably withhold approval. When Lender requests in writing, Borrower shall give Lender (as Lender may choose) either a certificate of insurance (from the carrier), or the policy itself (or a true copy of it).

7.2          When the Property suffers an insured loss, Borrower shall promptly notify Lender and timely file proof of loss with the carrier. Lender also may file proof of loss.

7.3          Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property, if restoration or repair is economically feasible, and if Lender’s security is no lessened. If restoration or repair is not economically feasible, or if Lender’s security would be lessened, insurance proceeds shall be applied to the sums secured by this Mortgage, whether or not then due, with any excess paid to Borrower.

7.4          If Borrower abandons Property, of if within 30 days after Lender gives Borrower written notice (mailed to the Property Address) as to the willingness of the insurance carrier to pay or settle a claim, Borrower des not contract Lender about such claim, Lender may collect insurance proceeds payable upon such claim. Lender then may either use such proceeds to restore or repair the Property, or to apply them to the sums secured by this Mortgage, whether or not then due. Lender shall pay Borrower any excess, by check mailed to the Property Address.

7.5          Unless Lender and Borrower otherwise agree in writing, application of proceeds to principal shall not extend or postpone the due date of monthly periodic payments required by this Mortgage or the Note, or change the amount(s) of such payments.

7.6          If Lender acquires the Property by foreclosure, Lender also shall acquire Borrower’s right to insurance policies and their proceeds, but only to the extent of unpaid sums secured by this Mortgage.

8.	PRESERVATION AND MAINTENANCE OF PROPERTY.

8.1	Borrower shall:

8.1.1.	Not commit waste or permit impairment or deterioration of the Property;

8.1.2 Not abandon the Property;

8.1.3 Restore or repair promptly and in a good and workmanlike manner all or any part of the property to the equivalent of its original condition, or such other condition as Lender may approve in writing. In the event of any damage, injury, or loss to the Property, whether or not insurance proceeds are available to cover the whole or any part of the costs of such restoration or repair.

8.1.4 Keep the Property, including equipment, machinery, and appliances on it, in good repair; and shall replace them when necessary to keep them in good repair; and

8.1.5 Comply with all laws, ordinances, regulations, and requirements of any governmental body applicable to the Property.

8.2          Neither Borrower nor any other person shall remove, demolish, or alter any improvements now existing or subsequently erected on the Real Estate, or any fixture, equipment, machinery, or appliance in or on the Real Estate except when incident to the replacement of fixtures, equipment, machinery, and appliances with items of like kind.

9.	PROTECTION OF LENDIER'S RIGHTS IN PROPERTY.

9.1         If Borrower fails to perform the covenant and agreements contained in this Mortgage, or there is a legal proceeding that may significantly affect Lender's rights in the Property (such as a proceeding In bankruptcy, probate, or condemnation, or to enforce laws or regulations), the Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property, including paying items which are Borrower's obligations under this Mortgage or the Note. Lender's actions may include paying any sums secured by a Prior Lien, appearing in court, paying reasonable attorney's fees, paying hazard insurance premiums, and entering on the property to make repairs or replacements. Although Lender may take action under this section 9, Lender is not required to do so.

9.2         Any amounts paid or disbursed by Lender under this section 9 shall become additional debt of Borrower secured by this Mortgage. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate, and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

10.          INSPECTION. Lender or its agent shall have the right to inspect the Property at all reasonable times. Lender shall give Borrower notice at the time of, or prior to, an inspection specifying reasonable cause for the inspection.

11.         CONDEMNATION. In the event that the Property or any part of it shall be condemned and taken under power of eminent domain, the proceeds of any award or claim for damages shall be assigned by Borrower to lender, and shall be paid to Lender. Such amount shall be credited on the sums then scoured by this Mortgage, and the balance, if any, shall be paid to Borrower.

12.          SUCCESSORS AND ASSIGNS BOUND. All terms of this Mortgage and the Note shall be jointly and severally binding upon Borrower and upon each and all of Borrower's successors in ownership of the Property, as well as upon all heirs and legal representatives of Borrower.

13.          ENVIRONMENTAL REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BORROWER. Borrower makes the following representations, warranties and covenants to lender:

13.1       To the best of Borrower, Borrower and Borrower's predecessors in title have complied at all times with all applicable federal, state and local environmental laws and regulations including, without limitation, the Indiana Responsible Property Transfer Law (I.C. 13-7-22.5), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S,C. §9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1980 {42 U.S.C. §1101, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901, et seq.), the Toxic Substance Control Act of 1976 (15 U.S.C. §2601, et seq,), and all regulations under them, and any other federal statute, any state statute, and any municipal ordinance creating liability for treatment, storage, disposal, arranging, or existence on the Property of any hazardous or toxic substance, including their constituents ("Environmental Laws").

13.2       To the best knowledge of Borrower, there do not currently exist, and Borrower warrants there will not exist during the term of this Mortgage, (a) any actual or potential contamination of the soil, subsoil, groundwater, or any other portion of the Property by any hazardous or toxic substance or their constituents, or (b) any underground tanks on the Real Estate (other than for the use of motor fuel or heating oil for use and consumption of Borrower on the Real Estate), as such words and phrases are defined under applicable Environmental Laws.

13.3      Borrower covenants to comply at all times during the term of this Mortgage with all Environmental Laws.

13.4      To the best knowledge of Borrower, .no environmental filings have been made concerning the Property with any governmental agency.

13.5       Borrower indemnifies Lender against, and holds Lender harmless from, any claim, action, loss, damage, liability, cost or expense (including all reasonable attorneys' fees and environmental testing expenses) Lender incurs as a result of Borrower's breach of any representation, warranty, or covenant made in this section 13.

14.	NOTICES.

14.1       Any notice, designation, consent, approval, offer, acceptance, statement, request, or other communication required or allowed under this Mortgage (“Notice”) shall be in writing, and shall be given to a party at the address stated in this Mortgage, or at such other address as a party may designate in a Notice to the other party.

14.2	Notice shall be deemed given when:

14.2.1   Personal service of the Notice is made on the party to be notified (but the party need not be at the address designated under section 14.1);

14.2.2                The Notice is mailed to the party to be notified by means of first class U.S. mail, postage prepaid; or

14.2.3   The Notice is sent to the party to be notified by express-courier such as “Federal Express,” “purolator,” or such other similar carrier guaranteeing next day delivery.

14.3	Refusal by a. party to accept a Notice shall not affect the giving of the Notice.

15.          SEVERABILITY. A conflict of any provision in this Mortgage or in the Note with applicable law shall not affect other provisions which can be given effect without the conflicting provision. To this end, the provisions of this Mortgage and the Note are declared to be severable.

16.         TRANSFER OF THE PROPERTY. if all or any part of the property or any interest in it is sold or transferred without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Mortgage.

17.       EVENT OF DEFAULT; ACCELERATION; REMEDIES; REINSTATEMENT RIGHTS. For the purpose of this Mortgage, the term “Event of Default” shall mean any of the following:

17.1.1   The making by Borrower of any false or inaccurate representation in this Mortgage, the Note, or any document related to them;

17.1 2	Borrower's breach of any warranty made in this Mortgage; or

17.1.3 Borrower's failure to observe or comply with any provision or covenant in this Mortgage, the Note, or any document related to them.

17.2       Notice of Default. lender shall give Notice to Borrower prior to acceleration following an Event of Default (but not prior to acceleration under section 16 unless applicable low provides otherwise). The Notice shall specify:

17.2.1 The Event of Default;

17.2.2	The action required to cure the Event of Default

l 7.2.3   A date, not less than 15 days from the date the Notice is given to Borrower, by which the Event of Default must be cured; and

17.2.4    That failure to cure the Event of Default on or before the date specified in the Note may result in acceleration of the sums secured by this Mortgage and foreclosure of this Mortgage by judicial proceedings.

17.3       Acceleration; Remedies. If an Event of Default is not cured on or before the date specified in the Notice, Lender at its option, shal1 have the following remedies, which are cumulative and are not mutually exclusive;

17.3.1	May require immediate payment in full of all sums secured by this Mortgage;

17.3.2	May foreclose this Mortgage by judicial proceedings;

17.3.3    May collect all costs incurred in pursuing any remedies including, but not limited to, reasonable attorneys’ fees, costs of title evidence and survey, and expenses for environmental testing (which testing Lender reasonably believes is necessary to protect Lender's interest in the Property); and

17.3.4	May require payment of escrow items as provided in section 4.7.

17.4       Joint Liability. If Borrower consists of more than one person, each person who is a party shall be jointly and severally liable for Events of Default.

17.5       Borrower’s Rights to Reinstate. Borrower shall have the right to reinstate this Mortgage after an Event of Default at any time prior to the entry of judgment upon satisfaction of the following requirements:

17.5.1    Borrower pays Lender all sums due and owing pursuant to this Mortgage or the note, had acceleration not occurred;

17.5.2    Borrower cures any default of any other covenants or agreements related to the Property; and

17.5.3 Borrower pays all costs incurred in enforcing this Mortgage.

18.       BORROWER NOT RELEASED; FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy under this Mortgage or the Note shall not be a waiver, or preclude the exercise, of any right or remedy.

19.        LENDER IN POSSESSION; RECEIVERSHIP. If Lender accelerates pursuant to section 17, or Borrower abandons the Property, Lender also shall be entitled to take possession of the Property, and to have a receiver appointed to enter upon, take possession of, and manage the Property, and to collect the rents and profits of the Property (including those past due). Any rents collected by Lender or the receiver shall be applied first to payment Of the costs of management of the Property and collection of rents including, but not limited to, receiver’s fees, premiums on receiver’s bonds, and reasonable attorneys’ fees, and then to the sums secured by this Mortgage.

20.          RELEASE Upon payment of all sums secured by this Mortgage, Lender shall release this Mortgage without charge to Borrower (except for recording fees, which shall be Borrower’s expense).

21.         WAIVER OF VALUATION AND APPRAISEMENT. Borrower waives all right of valuation and appraisement laws

22.          AUTHORITY TO SIGN. Each person signing this Mortgage in a representative capacity on behalf of Borrower Warrants and represents to lender that;

22.1       The person so signing this Mortgage has the actual authority and power to so sign, and to bind Borrower to this Mortgage; and

22.2	All corporate action necessary for the making of this Mortgage has been duly taken.

23.	MISCELLANEOUS.

23.1       Governing Law. This Mortgage shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Indiana.

23.2       Headings. Section headings are included solely for convenience, and in event shall affect or be used in connection with the interpretation of this Mortgage.

23.3	Time of Essence. Time is of the essence in this Mortgage.

23.4       Computation of Time. In computing a time period prescribed in this Mortgage, the day of the act or event shall not be counted. All subsequent days, including intervening weekend days and holidays, shall be counted in the period. The last day of the period so computed is to be included unless it is a weekend day or a legal holiday under Indiana Law, in which case the period is to be extended to the next day that is not a weekend day or a legal holiday.

Section 24.	Additional Covenants.

BY SIGNING BELOW, Borrower accepts and aggress to the terms and covenants contained in this Mortgage and in any rider(s) executed by Borrower and recorded with it, and Borrower acknowledges receipt of a conformed copy of this Mortgage.

“BORROWER”	GERM USA CORPORATION

By: /s/ Edward R. Mires
Name Printed: Edward R. Mires
Title: CEO/ Pres

STATE OF INDIANA	)
) SS:
COUNTY OF ALLEN	)

Before me, a Notary Public in and for said County and State on this _____ day of _________, 200_ personally appeared ____________________________________________________ and acknowledged the execution of the above and foregoing Mortgage for and on behalf of GERM USA CORPORATION.

WITNESS my hand Notarial Seal

My Commission Expires	/s/ G. William Fishering
Name Printed: G. William Fishering
Resident of __________________, County, Indiana

This instrument was prepared by:	G. William Fishering, #6853-02
Beers Mallers Backs & Salin, LLP
110 West Berry Street, Suite 1100
Fort Wayne, IN 46802
Telephone: (260) 426-9706